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Exhibit 99.1

PRESS RELEASE

Contact:
Monique Greer
303-426-6262
 mgreer@allos.com

 Allos Therapeutics Announces Pricing of Common Stock Offering

        WESTMINSTER, Colo., March 31, 2009—Allos Therapeutics, Inc. (NASDAQ: ALTH) announced today the pricing of an underwritten public offering of 7,750,000 shares of its common stock. The Company expects the offering to close on or about April 3, 2009, subject to customary closing conditions.

        UBS Investment Bank is the sole manager for the offering. The Company has granted the underwriter a 30-day option to purchase up to an additional 1,162,500 shares to cover over-allotments, if any. The Company plans to use the net proceeds from the offering primarily for activities relating to preparations for the potential commercial launch of pralatrexate, clinical and preclinical research and development of pralatrexate, working capital and general corporate purposes.

        A registration statement relating to these shares was filed with the Securities and Exchange Commission and declared effective on June 5, 2007. This offering is being made pursuant to a prospectus supplement to the registration statement. Copies of the prospectus supplement relating to this offering, when available, may be obtained from UBS Investment Bank, Attention: Prospectus Department, 299 Park Avenue, New York, NY 10171, or by calling (888) 827-7275.

        This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Company's common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Allos Therapeutics, Inc.

        Allos Therapeutics is a biopharmaceutical company focused on developing and commercializing innovative small molecule drugs for the treatment of cancer.

Safe Harbor Statement

        This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion of the offering, the amount of the net proceeds, the potential to complete the Company's ongoing development programs with the proceeds of the financing, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: the risk that the financing may be delayed or may not occur due to market or other conditions and the risk that additional capital may be required in the future to complete on-going trials. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2008, the Company's other periodic reports and filings with the SEC and the prospectus supplement related to the offering. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

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Allos Therapeutics Announces Pricing of Common Stock Offering